Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-280694), Form S-3ASR (File No. 333-284355), and Form S-8 (File No. 333-227751 and File No. 333-261404) of our report dated March 31, 2025 relating to the consolidated financial statements of KULR Technology Group, Inc. and Subsidiary appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Marcum LLP

Marcum LLP

Los Angeles, CA
March 31, 2025